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[MARINE MIDLAND BANK LOGO]


                     VARIABLE INTEREST TIME OR DEMAND NOTE

                                          BANK
                                          USE
                                          ONLY

     Melville, NEW YORK October 30, 1998 on demand after date, for value received, the undersigned (jointly and severally, if the undersigned be more than one) promise(s) to PAY TO MARINE MIDLAND BANK (Bank) or order, at its Queens/LI Commercial Office at Melville NEW YORK THE SUM OF Two million and 00/100 Dollars $2,000,000.00 with interest on the principal balance hereof from time to time unpaid at a per annum rate equal to the Bank's prime rate as defined below minus 1%.

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The Bank's prime rate means the rate of interest publicly  announced by the Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. After maturity (whether by acceleration or otherwise), if this note is a time note, or after demand, if this note is payable on demand, this note shall bear interest computed at a rate of 2% per month. In no event shall the interest rate on this note exceed the maximum rate authorized by applicable law. Any change in the interest rate on this note resulting from a change in the Bank's prime rate shall be effective on the date of such change. If this note is not payable on demand, any holder of this note may declare this note to be immediately due and payable whenever the holder hereof has the right to do so under any Security Agreement or other Agreement, now or hereafter in effect, pursuant to which payment of the indebtedness evidenced by this note is secured; or, irrespective of the terms or existence of any such Security Agreement or other agreement, upon the happening of any of the following: nonpayment when due, of principal of or interest on any indebtedness evidenced by this note; default by any maker hereof in the performance of any obligation, term or condition of any agreement between such maker and the holder hereof; death or judicial declaration of incompetency of any maker hereof, if an individual; the filing by or against any maker hereof of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by any maker hereof for the benefit of creditors; the appointment of a receiver or trustee for any maker hereof or for any assets of any such maker, including, without limitation, the appointment of or taking possession by a 'custodian,' as defined in the Federal Bankruptcy Code; the occurrence of any of the foregoing events with respect to any indorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any indebtedness evidenced by this note, or the occurrence of any such event with respect to any general partner of any maker hereof, if any such maker is a partnership; if any
certificate,  statement,   representation,   warranty  or  audit  heretofore  or
hereafter furnished by or on behalf of the undersigned, as an inducement to the Bank to extend any credit to, or for entry into any agreement with, the undersigned proves to have been false in any material respect at the time of which the facts therein set forth were stated or certified, or to have omitted any substantial contingency or unliquidated liability or claim against the undersigned; or if the holder hereof in good faith believes that the prospect of payment of all or any part of the indebtedness evidenced by this note is impaired. This note and the loan it evidences shall be construed under the laws of New York State, as the same may from time to time be in effect. The undersigned agrees that any action or proceeding to enforce this note may be commenced in the Supreme Court of New York in any county, or in the District Court of the United States in any district, in which the Bank has an office, and the undersigned waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the undersigned, or as otherwise provided by the laws of the State of New York or the United States. The undersigned waives the right to jury trial and agrees that any action or proceeding to enforce this note or any action or proceeding commenced by the undersigned against the Bank and arising out of this note or the loan it evidences, will be tried before a judge and not a jury. The undersigned acknowledges that the foregoing waiver is informed and voluntary. The undersigned agrees



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to pay all costs and expenses  incurred by the holder  hereof in enforcing  this note, including, without limitation, actual attorney's fees and legal expenses.

     Interest will be calculated for each day at 1/360th of the foregoing per annum rate, which will result in a higher effective annual rate. However, if this [ ] box is checked, interest will be calculated for each day at 1/365th of the per annum rate. If this [x] box is checked, the undersigned will pay interest [x] monthly or [ ] quarterly until maturity or demand, at which time the undersigned will pay any remaining accrued interest. If any interest payment is not made within ten days after its due date, the undersigned will pay the Bank a late charge equal to 5% of the overdue payment.

ACCOUNT NUMBER 327328088                  BERT E. BRODSKY
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                                          Bert E. Brodsky



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